SOMERSET HILLS BANCORP

Annual Meeting of Shareholders

May 8, 2013

Forward-Looking Statements

This investor presentation contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the subsidiaries include, but are not limited to, those set forth in the Company's Form 10-k under the caption "Risk Factors" and changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake -- and specifically disclaims any obligation -- to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

2012 Overview

- New company records posted in 2012:
  - Earnings: $3.4 million
  - Net interest income (tax equivalent basis): $12.1 million
  - Total assets (at period-end): $369 million
  - Total deposits (at period-end): $320 million (89% core)
- Operating expenses reduced each of the past three years.
- Maintained strong capital: Tangible common equity ratio was 11.3% at year end.
- Continued sound asset quality: Greater than 99.5% of all loans were performing.
- Announced a plan to merge with Lakeland Bancorp, Inc. on January 29, 2013, subject to shareholder approvals of each company and regulatory approvals.

First Quarter 2013 Results

- Recorded first quarter 2013 net income of $402,000 after the recognition of $352,000 of after-tax merger-related charges.
- Excluding after-tax merger-related charges, first quarter net income was $754,000 or $0.14 per diluted common share in 2013 versus $820,000 or $0.15 per diluted common share in 2012.
- The decline in our 2013 earnings was primarily due to the result of a narrowing in our net interest margin, lower mortgage banking income and an excess liquidity position. The Bank's excess liquidity is primarily the result of weak quality loan demand and the lack of appealing investment opportunities.
- Our asset quality and capital ratios remained strong.
  - Nonaccrual loans as a % of total loans were 0.30% at quarter end.
  - Nonperforming assets as a % of total assets were 0.21% at quarter end.
  - Tangible common equity ratio was 11.74% at quarter end.
- Continued cost management discipline: Non-interest expense excluding merger-related costs declined to $2.1 million in the first quarter of 2013 from $2.5 million in the fourth quarter of 2012 and $2.3 million in the first quarter of 2012.

Transaction Overview

• Per Share Consideration	$12.00 per share
• Transaction Value	$65.8 million based on a $12.00 share price
• Consideration Mix:	90% stock / 10% cash
• Exchange:	Exchange ratio fixed at 1.1962 : 1
• Board Representation:	Somerset directors, Ed Deutsch and Tom Marino, will join the Lakeland Board.
• Status of Required Approvals:	Received NJ Department of Banking approval; awaiting other required regulatory approvals and approvals of both Somerset and Lakeland shareholders

Transaction Rationale

- Attractive financial terms of the merger that allow our shareholders to receive 90% of the consideration paid in Lakeland common stock
- The financial condition, operating results and prospects of Lakeland
- A more liquid trading market for the exchanged Lakeland common shares
- Similar customer service culture and focus on small-to-medium-sized businesses and retail customers
- Offers expanded products and services to our existing customers
- The current challenging regulatory environment and its effect on smaller community banks like Somerset Hills Bank
- The impediments to quality organic loan growth facing smaller community banks in the current economic environment
- The lack of attractive acquisition opportunities of smaller community banks without incurring substantial integration risk exposure

Pro Forma Branch Network


Highland Lakes
Franklin
Ogdensburg
Lafayette
Hardwick
Blairstown
Greendell
Lake Mohawk
Byram Cove
Hopatcong
Allamuchy
Budd Lake
Hackettstown
Succasunna
Dover
Kenvil
Rockaway
Parsippany
Denville
Morris Plains
East Hanover
West Orange
Livingston
Bloomfield
East Orange
South Orange
Irvington
Newark
Jersey City
New York
Paterson
Yonkers
Wayne
Lincoln Park
Fairfield
Garfield
Clifton
Lodi
Ridgewood
Westwood
Oradell
Bergenfield
Englewood
Fort Lee
North Bergen
Union City
Belleville
Nutley
Ringwood
Wanaque
Oakland
Mahwah Township
Ramsey
Suffern
Spring Valley
New City
Nyack
Tarrytown
Ossining
Oxford
Washington
Hampton
New Providence
Chatham
Madison
Knowlton
Candon Lakes
Lehman Township
Montville
Boonton
Fair Lawn
Glen Rock
Closter
Tappan
Pearl River
Hillsdale
Palisades Park
Cliffside Park
Eastchester
Mt Vernon

Δ Somerset Branch	O Lakeland Branch

Pro Forma Loan Composition

SOMERSET HILLS BANCORP


Commercial Real Estate - 54%
Commercial and Industrial - 13%
Leases - 0%
Residential Mortgages - 17%
Construction - 1%
Consumer - 15%

Commercial Real Estate - 54%	$ 130,733
Commercial and Industrial - 13%	32,192
Leases - 0%	-
Residential Mortgages - 17%	39,766
Construction - 1%	1,902
Consumer - 15%	37,088
Total Loans	$ 241,681

Lakeland Bancorp, Inc.


Commercial Real Estate - 52%
Commercial and Industrial - 10%
Leases - 1%
Residential Mortgages - 20%
Construction - 2%
Consumer - 15%

Commercial Real Estate - 52%	$ 1,125,137
Commercial and Industrial - 10%	216,129
Leases - 1%	26,781
Residential Mortgages - 20%	423,262
Construction - 2%	46,272
Consumer - 15%	309,626
Total Loans	$ 2,147,207

Pro Forma

Lakeland Bancorp, Inc.


Commercial Real Estate - 53%
Commercial and Industrial - 10%
Leases - 1%
Residential Mortgages - 19%
Construction - 2%
Consumer - 15%

Commercial Real Estate - 53%	$ 1,255,870
Commercial and Industrial - 10%	248,321
Leases - 1%	26,781
Residential Mortgages - 19%	463,028
Construction - 2%	48,174
Consumer - 15%	346,714
Total Loans	$ 2,388,888

Source: Company filings as of December 31, 2012. Pro Forma information does not include purchase accounting adjustments.

Pro Forma Deposit Composition

SOMERSET HILLS BANCORP



Noninterest Bearing - 27%
Savings and Money Market - 62%
Retail Time - 6%
Jumbo Time - 5%

Noninterest Bearing - 27%	$ 87,279
Savings and Money Market - 62%	198,595
Retail Time - 6%	17,799
Jumbo Time - 5%	16,514
Total Deposits	$ 320,187
Core Deposits*	$ 285,874

Lakeland Bancorp, Inc.



Noninterest Bearing - 21%
Savings and Money Market - 66%
Retail Time - 8%
Jumbo Time - 5%

Noninterest Bearing - 21%	$ 498,066
Savings and Money Market - 66%	1,569,139
Retail Time - 8%	188,278
Jumbo Time - 5%	115,514
Total Deposits	$ 2,370,997
Core Deposits*	$ 2,067,205

Pro Forma
Lakeland Bancorp, Inc.



Noninterest Bearing - 22%
Savings and Money Market - 66%
Retail Time - 7%
Jumbo Time - 5%

Noninterest Bearing - 22%	$ 585,345
Savings and Money Market - 66%	1,767,734
Retail Time - 7%	206,077
Jumbo Time - 5%	132,028
Total Deposits	$ 2,691,184
Core Deposits*	$ 2,353,079

Source: Company filings as of December 31, 2012. Pro Forma information does not include purchase accounting adjustments.
* Defined as total deposits less time deposits.

SOMERSET HILLS
BANCORP